UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 1, 2008
CARIBOU COFFEE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	000-51535 (Commission File Number)	41-1731219 (I.R.S. Employer Identification No.)

3900 Lakebreeze Avenue, North, Brooklyn Center, MN (Address of principal executive offices)		55429 (Zip Code)
Registrant’s telephone number, including area code: 763-592-2200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Certain Officers
     On August 1, 2008, the Board of Directors (the “Board”) of Caribou Coffee Company, Inc. (the “Company”) appointed Michael Tattersfield, age 42, as the President and Chief Executive Officer of the Company effective immediately. Mr. Tattersfield was most recently with lululemon athletica, inc. (“lulu”), a yoga-inspired athletic apparel company, where he served as Chief Operating Officer and Executive Vice President from 2006 to 2008. Prior to joining lulu, Mr. Tattersfield served as Vice President Store Operations for Limited Brands, Inc. (“Limited Brands”), an operator of specialty stores that sell apparel, personal care, beauty and lingerie products, from 2005 to 2006. Prior to joining Limited Brands, Mr. Tattersfield was with Yum! Brands, Inc., the world’s largest restaurant company in terms of system restaurants, serving as President of A&W All American Food Restaurants from 2003 to 2005, Managing Director and Chief Executive Officer of Puerto Rico and the Caribbean from 1998 to 2002, Chief Financial Officer and Development Director of Mexico from 1996 to 1998 and Director of Operations of Pizza Hut and KFC for Mexico from 1992 to 1996.
     In connection with Mr. Tattersfield’s appointment, the Company entered into an employment agreement, dated August 1, 2008, with Mr. Tattersfield (the “Employment Agreement”) setting forth the terms of his employment. Pursuant to the terms of the Employment Agreement, Mr. Tattersfield’s employment will commence on August 1, 2008 and will continue for a period of four years. Mr. Tattersfield will receive an annual base salary of at least $425,000, which amount is subject to adjustment by the Board of Directors of the Company (the “Board”) from time to time in its discretion. Mr. Tattersfield will also be eligible for a bonus in an amount of up to 100% of his then current base salary, as determined by the Board based upon the Company’s achievement of financial and other goals approved by the Board. The bonus will be prorated for 2008. In addition, Mr. Tattersfield will be eligible for the same perquisites and employee benefit programs of the Company made available to senior executives as well as such other perquisites and benefits as may be specified from time to time by the Company.
     Mr. Tattersfield will be eligible for grants of equity-based compensation under the Company’s 2005 Equity Incentive Plan (the “Equity Plan”) and any successor plan thereto, as such grants are determined by the committee administering such plan in its sole discretion. The Company will reimburse Mr. Tattersfield for all reasonable and proper business travel and out-of-pocket expenses incurred by him in the performance of his duties and responsibilities to the Company.
     The Employment Agreement provides that Mr. Tattersfield’s employment may be terminated by either the Company or Mr. Tattersfield at any time. In the event Mr. Tattersfield resigns without Good Reason (as defined in the Employment Agreement), is terminated by the Company for Good Cause (as defined in the Employment Agreement) or is terminated by reason of death or disability, compensation under the Employment Agreement will end, and Mr. Tattersfield will be entitled to receive all compensation earned and all benefits and reimbursements due under the Employment Agreement through the effective date of his termination. In the event the Employment Agreement is terminated by the Company without Good Cause (as defined in the Employment Agreement) or by Mr. Tattersfield for Good Reason (as defined in the Employment Agreement) and Mr. Tattersfield complies with his obligations under the Employment Agreement, Mr. Tattersfield will be entitled to: (1) all compensation earned and all benefits and reimbursements due under the Employment Agreement through the effective date of his termination; (2) a continuation of salary for a period of eighteen (18) months from the date of termination (or in the event that Mr. Tattersfield fails to relocate his principal residence to the Minneapolis, Minnesota metropolitan area prior to September 30, 2009, the Severance Period will be reduced to twelve (12) months)(the "Severance Period"); (3) a lump sum payment, within thirty (30) days of termination, equal to the average of Mr. Tattersfield’s annual bonuses, if any, paid in the two (2) years preceding his termination; and (4) reimbursement for Mr. Tattersfield’s cost to purchase continued coverage under the Company’s health insurance plan, if Mr. Tattersfield exercises his right under applicable law to elect such continued coverage, until the earlier of the end of the Severance Period and such time as Mr. Tattersfield becomes eligible for coverage under a subsequent employer’s group health plan. Mr. Tattersfield must execute a release (in the form attached to the Employment Agreement) prior to receiving any such payment. Notwithstanding the foregoing, the timing of severance payments called for under the Employment Agreement is subject to adjustment in order to comply with terms of Section 409A of the Internal Revenue Code of 1986, as amended.
     During Mr. Tattersfield’s employment and for a period of eighteen (18) months thereafter, Mr. Tattersfield is prohibited from competing with the Company, soliciting its commercial customers or prospective commercial customers, trying to hire its employees and trying to hire any employee of a material supplier of the Company.
     The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference in its entirety.
     Further, in connection with Mr. Tattersfield’s appointment, the Company entered into an stock option grant and agreement, dated August 1, 2008, with Mr. Tattersfield (the “Stock Option Agreement”). Pursuant to the Stock Option Agreement, and under the Equity Plan, the Company has agreed to grant Mr. Tattersfield, effective on Mr. Tattersfield’s first date of employment, options to purchase an aggregate 500,000 shares of common stock with a per share exercise price equal to the closing price of the Company’s common stock on Mr. Tattersfield’s first date of employment, vesting 25% each year over a four-year period. The awards will also vest 100% upon a Change in Control (as defined in the Equity Plan). In the event that Mr. Tattersfield’s employment is terminated, Mr. Tattersfield (or his representative or beneficiary, in the case of termination by reason of death) will retain the options to the extent that he is vested in the options and will be permitted to exercise unvested options during the 90 day period following such termination of employment or, in the case of termination by reason of death, his representative or beneficiary will be permitted to exercise unvested options during the one year period following such death.
     The foregoing description of the Stock Option Agreement is qualified in its entirety by reference to the full text of the Stock Option Agreement attached hereto as Exhibit 10.2 and incorporated herein by reference in its entirety.
     In addition, in connection with Mr. Tattersfield’s appointment, the Company entered into a letter agreement, dated August 1, 2008, with Mr. Tattersfield (the “Letter Agreement”), pursuant to which Mr. Tattersfield has committed to purchase, in the open market, at least $100,000 of the Company’s common stock during the first trading window that opens on or after the date his employment commences with the Company (the “Open Market Purchase”). Pursuant to the Letter Agreement, as soon as practicable after the Open Market Purchase, the Company will grant Mr. Tattersfield shares of the Company’s restricted stock under the Equity Plan in an amount equal to the number of shares of Company’s common stock purchased by Mr. Tattersfield in the Open Market Purchase, up to a maximum of 150,000 shares of the Company’s restricted stock. Such restricted stock will vest equally over four years; provided, however, that Mr. Tattersfield will certify on each vesting date that he owns a number of shares of the Company’s common stock pursuant to open market purchases or vested restricted shares that is at least equal to the number of restricted stock shares granted pursuant to the Letter Agreement. All unvested shares of such restricted stock will vest immediately upon Mr. Tattersfield’s death or disability or such time as there are no representatives of Arcapita Inc. on the Company’s Board.
     The foregoing description of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement attached hereto as Exhibit 10.3 and incorporated herein by reference in its entirety.
     The press release issued by the Company announcing Mr. Tattersfield’s employment is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Departure of Directors or Certain Officers
     On August 1, 2008, with Mr. Tattersfield’s appointment, Rosalyn Mallet ceased to serve as the President and Interim Chief Executive Officer of the Company.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated August 1, 2008, between Caribou Coffee Company, Inc. and Michael Tattersfield.

10.2	Stock Option Grant and Agreement, dated August 1, 2008, between Caribou Coffee Company, Inc. and Michael Tattersfield.

10.3	Letter Agreement, dated August 1, 2008, between Caribou Coffee Company, Inc. and Michael Tattersfield.

99.1	Press release of Caribou Coffee Company, Inc. dated August 4, 2008.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.
Date: August 4, 2008

CARIBOU COFFEE COMPANY, INC.
By:	/s/ Dan E. Lee
Dan E. Lee
General Counsel, Vice President and Secretary

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